UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2022

LYRA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39273	84-1700838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way

Watertown, MA 02472

(Address of principal executive offices) (Zip Code)

(617) 393-4600

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LYRA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2022, the Board of Directors of Lyra Therapeutics, Inc. (the “Company”) appointed Harlan Waksal, M.D. as a Class II director of the Company and Chairperson of the Board, and as the Executive Chair and an executive officer of the Company.

The Company entered into an employment agreement with Dr. Waksal for an unspecified term (the “Waksal Employment Agreement”). Under the terms of the Waksal Employment Agreement, Dr. Waksal will receive an annual base salary of $200,000. In the event the Company consummates a change in control where the “market capitalization” (as such term is defined in the Waksal Employment Agreement) of the Company equals or exceeds minimum value of $750 million, Dr. Waksal shall be entitled to a cash bonus in the amount of 1% of such market capitalization (“Waksal Transaction Bonus”).

If the Company terminates the employment of Dr. Waksal without “cause” or Dr. Waksal resigns for “good reason” (as each such terms are defined in the Waksal Employment Agreement), subject to Dr. Waksal’s timely execution of a release of claims and continued compliance with a separate restrictive covenant agreement (described below), Dr. Waksal is entitled to receive (i) base salary continuation for a period of 12 months; (ii) direct payment of or reimbursement for continued medical, dental and vision coverage pursuant to COBRA for up to 12 months, less the amount he would have had to pay to receive such coverage as an active employee based on the cost sharing levels in effect on Dr. Waksal’s termination date; and (iii) any options issued to Dr. Waksal under the Inducement Award Plan or other equity plans maintained by the Company may, to the extent vested and exercisable as of the date of Dr. Waksal’s termination of employment, be exercised until the earlier of twelve months from the date of termination or the expiration date set forth in the applicable option award agreement.

If the Company terminates Dr. Waksal without “cause” or Dr. Waksal resigns for “good reason,” in either case, on or within three months prior to or 12 months following a “change in control” (as defined in the Waksal Employment Agreement), then, in lieu of the severance benefits described above, subject to Dr. Waksal’s timely execution of a release of claims, Dr. Waksal is entitled to receive (i) base salary continuation for a period of 18 months; (ii) direct payment of or reimbursement for continued medical, dental and vision coverage pursuant to COBRA for up to 18 months, less the amount he would have had to pay to receive such coverage as an active employee based on the cost sharing levels in effect on Dr. Waksal’s termination date; (iii) accelerated vesting of all unvested equity or equity-based awards that vest solely based on the passage of time, with any such awards that vest based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement; and (iv) the Waksal Transaction Bonus to the extent the conditions for issuance under the Waksal Employment Agreement are otherwise satisfied. Dr. Waksal has agreed to refrain from competing with us while employed and following his termination of employment for any reason other than by the Company without “cause” for a period of one year and to refrain from soliciting our employees or customers while employed and following his termination of employment for any reason for a period of one year.

On February 16, 2022, the Board approved the adoption of the Lyra Therapeutics, Inc. 2022 Employment Inducement Award Plan (the “Inducement Award Plan”), which was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Stock Market LLC listing rules (“Rule 5635(c)(4)”). In accordance with Rule 5635(c)(4), awards made under the Inducement Award Plan may only be made to a newly hired employee who has not previously been a member of the Board, or any employee who is being rehired following a bona fide period of non-employment by the Company or a subsidiary, as a material inducement to the employee’s entering into employment with the Company or its subsidiary. An aggregate of 520,000 shares of the Company’s common stock have been reserved for issuance under the Inducement Award Plan.

In connection with his appointment as an executive officer, Dr. Waksal was granted an option to purchase 520,000 shares of the Company’s common stock under the Inducement Award Plan (the “Initial Option”). The Initial Option issued to Dr. Waksal has an exercise price per share of $4.21, which was the closing price per share of the Company’s common stock on the date of grant of the option. The Initial Option vests as to one-third of the shares underlying the option, in each case, upon the achievement of three distinct market capitalization targets during the five-year performance period following the date of grant, provided that, except as provided below, no more than one-third of the option may vest prior to the first anniversary of the date of grant, no more than two-thirds of the option may vest prior to the second anniversary of the date of grant and the option may not become fully vested prior to the third anniversary of the date of grant, subject to Dr. Waksal’s continued service on each applicable vesting date. The option’s final expiration date is February 15, 2032. The market capitalization of the Company will be periodically assessed to determine achievement of the market capitalization targets, based on the Company’s 30-trading day VWAP and the average number of outstanding shares in such period; provided, however, in the event of a “change in control” (as defined in the Inducement Award Plan) prior to the end of the performance period, the achievement of the market capitalization targets shall be deemed satisfied upon the effective time of such change in control. If the change in control occurs prior to the satisfaction of any time-based vesting conditions, to the extent the Initial Option is assumed, substituted, or continued in such change in control it shall continue to be eligible to vest upon the satisfaction of the time-based vesting conditions and to the extent the Initial Option is not assumed, substituted or continued in such change in control, the Initial Option will become vested as of immediately prior to the change in control, provided, that, in the event that Dr. Waksal’s service is terminated by the Company without “cause” or due to his resignation with “good reason,” (as such terms are defined in the Waksal Employment Agreement), in either case within 3 months preceding or 12 months following the date of a change in control, such options shall vest immediately as of the later of the termination date and the change in control, subject to Dr. Waksal’s execution of a release of claims against the Company. The Waksal Employment Agreement also provides for the Company to grant Dr. Waksal an anti-dilutive option in an amount equal to the difference between the shares subject to the Initial Option and four percent of the “capitalization” (as defined in the Waksal Employment Agreement) of the Company immediately following the first bona fide equity financing of the Company following the date of the Waksal Employment Agreement. Such anti-dilutive grant, if granted, will be subject to the same vesting terms as the Initial Option.

On February 16, 2022, the Company entered into an amendment to its employment agreement with its President and Chief Executive Officer, Maria Palasis, Ph.D. (the “Amendment”). Pursuant to the Amendment, if the Company terminates the employment of Dr. Palasis without “cause” or Dr. Palasis resigns for “good reason” (as each such terms are defined in the employment agreement with Dr. Palasis), any options issued to Dr. Palasis under the equity plans maintained by the Company may, to the extent vested as of the date of Dr. Palasis’ termination of employment, be exercised until the earlier of 15 months from such date or the expiration date set forth in the applicable option award agreement. The Amendment further provides that, in the event the Company consummates a change in control (as such term is defined in the employment agreement with Dr. Palasis) where the “market capitalization” (as such term is defined in the Amendment) of the Company equals or exceeds a minimum value of $750 million, Dr. Palasis shall be entitled to a cash bonus in the amount of 1% of such market capitalization (the “Palasis Transaction Bonus”), and if the Company terminates Dr. Palasis without “cause” or Dr. Palasis resigns for “good reason,” in either case, on or within three months prior to or 12 months following a “change in control,” Dr. Palasis will be entitled to receive the Palasis Transaction Bonus upon such termination to the extent the conditions for issuance of the Palasis Transaction Bonus set forth in the Amendment are otherwise satisfied. Pursuant to the Amendment, Dr. Palasis has also agreed that the hiring of Dr. Waksal will not constitute “good reason” under the terms of her employment agreement with the Company.

In connection with the Amendment, Dr. Palasis was granted an option to purchase 175,000 shares of the Company’s common stock on February 16, 2022, which option has identical terms to the Initial Option granted to Dr. Waksal.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to the Employment Agreement, dated February 16, 2022, between Lyra Therapeutics, Inc. and Maria Palasis, Ph.D.

10.2	Employment Agreement, dated February 16, 2022, between Lyra Therapeutics, Inc. and Harlan Waksal, M.D..

10.3	Lyra Therapeutics, Inc. 2020 Incentive Award Plan Performance Stock Option Grant Notice and Performance Stock Option Agreement issued to Maria Palasis, Ph.D. on February 16, 2022

10.4	Lyra Therapeutics, Inc. 2022 Inducement Award Plan Performance Stock Option Grant Notice and Performance Stock Option Agreement issued to Harlan Waksal, M.D. on February 16, 2022

10.5	Lyra Therapeutics, Inc. 2022 Inducement Award Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRA THERAPEUTICS, INC.

Date: February 18, 2022	By:	/s/ Jason Cavalier
Jason Cavalier
Chief Financial Officer